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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

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                                       FORM 8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the

                         Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported):September 24, 1997

                             Odyssey Pictures Corporation
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                (Exact name of registrant as specified in its charter)


          Nevada                    0-18954                  95-4269048
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(State or other jurisdiction      (Commission              (IRS Employer
    of incorporation)             File Number)           Identification No.)


                1875 Century Park East, Los Angeles, California 90067
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                       (Address of principal executive offices)


Registrant's telephone number, including area code:   310-229-2430


                                         N/A
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            (Former name or former address, if changed since last report)


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    ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

    (a) Previous independent accountants:

         On September 24, 1997, Price Waterhouse LLP resigned as the independent accountants of Odyssey Pictures Corporation (the "Company").

         The reports of Price Waterhouse LLP on the financial statements for the past two fiscal years ended June 30, 1996 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to scope or accounting principle, but were modified to include an explanatory paragraph expressing uncertainty about the Company's ability to continue as a going concern.

         In connection with its audits for the two most recent fiscal years ended June 30, 1996, and through the date of its resignation on September 24, 1997, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused them to make reference thereto in their report on the financial statements for such years.

         The Registrant has requested that Price Waterhouse LLP furnish it with a letter addressed to the Securities & Exchange Commission, stating whether or not it agrees with the above statements. A copy of such letter, dated October 27, 1997, is filed as Exhibit 16.1 to this Form 8-K.


    (b) New independent accountants have not yet been selected by the Company.



    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


    (c) Exhibits.


    16.1  Letter of Price Waterhouse LLP, dated October 27, 1997.



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                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                             Odyssey Pictures Corporation




                             By:/s/ Ira N. Smith
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                                    Ira N. Smith, Pres.


Date: October  27, 1997